UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007
PLEXUS CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(920) 722-3451
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 15, 2007, the Board of Directors of the Company amended and restated the Company’s bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares. The changed provisions, in Article V of the Bylaws, now specifically accommodate the issuance of uncertificated shares in addition to certificated shares; previously, those provisions had only contemplated certificated shares.
     By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. Nasdaq rules require that eligibility by the end of 2007. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.
     The full text of the Company’s Bylaws, as amended and restated, is filed as Exhibit 3.1 to this Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as of November 15, 2007
* * * * *
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	PLEXUS CORP. (Registrant)
	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Vice President, General Counsel and Secretary

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